UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2015

Penford Corporation

(Exact name of registrant as specified in its charter)

Washington	0-11488	91-1221360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7094 South Revere Parkway, Centennial, Colorado	80112-3932
(Address of principal executive offices)	(Zip Code)

303-649-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 9, 2015, Penford Corporation (“Penford”) received notification from the Federal Trade Commission (“FTC”) that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, relating to the previously announced potential acquisition of Penford Corporation (the “Merger”) by Ingredion Incorporated had been terminated.

The Merger was approved by Penford’s shareholders on January 29, 2015. FTC clearance is the final U.S. regulatory approval required and Penford expects to complete the Merger in March 2015, subject to the satisfaction or waiver of the remaining closing conditions relating to the Merger.

Forward-Looking Statements

Statements made in this current report on Form 8-K and related statements that express the Penford’s or its management’s intentions, hopes, indications, beliefs, expectations, or predictions of the future, constitute forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. These statements include those regarding the closing of the Merger and the expected timing of the Merger.

These statements are not guarantees of future performance or events and are subject to risks, uncertainties and assumptions that could cause actual results or events to vary materially from those indicated in this current report on Form 8-K, including the risks and uncertainties described in the Company’s reports filed with the SEC, including our annual report for the year ended August 31, 2014 and subsequent quarterly reports, filed with the SEC, which risks and uncertainties are incorporated herein by reference. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this current report on Form 8-K. Except to the extent required by law, the Company disclaims any obligation to update any forward-looking statements after the distribution of this current report on Form 8-K, whether as a result of new information, future events, changes in assumptions or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENFORD CORPORATION

Date: March 9, 2015	By:	/s/ Christopher L. Lawlor
Christopher L. Lawlor
Vice President – Human Resources, General Counsel and Secretary